EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, in his capacity as an officer of La Jolla Pharmaceutical Company (the "Registrant"), hereby certifies, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•
the Annual Report of the Registrant on Form 10-K for the year ended December 31, 2017 (the “Report), which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of such year end and the results of operations of the Registrant for such year end.

Date:	February 22, 2018	/s/ George F. Tidmarsh
George F. Tidmarsh, M.D., Ph.D.
President, Chief Executive Officer and Secretary
(Principal Executive Officer)

/s/ Dennis M. Mulroy
Dennis M. Mulroy
Chief Financial Officer
(Principal Financial and Accounting Officer)

Note: A signed original of this written statement required by Section 906 has been provided to La Jolla Pharmaceutical Company and will be retained by La Jolla Pharmaceutical Company and furnished to the Securities and Exchange Commission or its staff upon request.